Exhibit 31.1

CERTIFICATION

I, D. Kyle Cerminara, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K for the year ended December 31, 2019 of 1347 Property Insurance Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020	By:	/s/ D. Kyle Cerminara
	Name:	D. Kyle Cerminara
	Title:	Chairman and Principal Executive Officer